Exhibit 3 (a)

                    ARTICLES OF AMENDMENT
                           TO THE
                   ARTICLES OF INCORPORATION
                             OF
                     ENSERCH CORPORATION



Pursuant to the provisions of Articles 4.04 and 10.03 of the Texas Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its amended and restated articles of incorporation to be effective as set forth herein.

                        ARTICLE ONE

The name of the corporation is ENSERCH Corporation.

                        ARTICLE TWO

The following amendment to the amended and restated articles of incorporation was adopted by the sole shareholder of the corporation on May 14, 1999. The amended and restated articles of incorporation are amended to change the name of the corporation.

The amendment alters or changes Article One of the amended and restated articles of incorporation and the full text of each provision of Article One is amended to read as follows:

                     "ARTICLE ONE

          The name of the Corporation is TXU Gas Company."


                      ARTICLE THREE

The number of shares of the corporation outstanding at the time of such adoption was 201,000; and the number entitled to vote thereon was 201,000.

                      ARTICLE FOUR

The holder of all of the shares outstanding and entitled to vote on said amendment has signed a consent in writing pursuant to Article 9.10 adopting said amendment and any written notice required by Article 9.10 has been given.

                     ARTICLE FIVE

This amendment does not necessitate an exchange, reclassification or cancellation of issued shares.

                     ARTICLE SIX

This amendment does not effect a change in stated capital.


                   ARTICLE SEVEN

The name of the registered agent as PRESENTLY shown in the records of the Texas Secretary of State is Texas Utilities Services Inc. (Office of the Corporate Secretary). The name of the NEW registered agent is TXU Business Services Company (Office of the Corporate Secretary). The address of the registered office will remain the same. This change of registered agent was authorized by the Board of Directors of the Corporation.


                   ARTICLE EIGHT

This amendment shall be effective as of June 14, 1999.


                              ENSERCH CORPORATION




                                   By:
                                        John F. Stephens, Jr.
                                        Assistant Secretary